Exhibit 99.1

NRG Yield Operating LLC, a Subsidiary of NRG Yield, Inc.,
Announces Termination of Consent Solicitation for its
5.375% Senior Notes due 2024 and 5.000% Senior Notes due 2026

PRINCETON, N.J.—April 4, 2018— NRG Yield Operating LLC (“Yield Operating LLC” or the “Company”), a subsidiary of NRG Yield, Inc. (NYSE: NYLD, NYLD.A) (“NRG Yield”), announced today that it has terminated its previously announced solicitation of consents (the “Consent Solicitation”) from holders (the “Holders”) of its outstanding 5.375% Senior Notes due 2024 (the “2024 Notes”) and 5.000% Senior Notes due 2026 (the “2026 Notes and, together with the 2024 Notes, the “Notes”) to effect certain amendments to the indentures governing the Notes (the “Indentures”).

As a result of the termination, no consent payments will be paid or become payable to Holders of Notes who have delivered consents. All consents previously delivered and not validly revoked will be of no effect, and the Indentures governing the Notes will remain in their present forms, without effecting the proposed amendments.

Questions or requests for assistance related to the termination of the Consent Solicitation may be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) and (800) 628-8510 (all others, toll free).

This press release is for informational purposes only. This press release does not constitute a solicitation of consents in relation to any Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable federal securities or blue sky laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described or otherwise referred to in this press release.

About NRG Yield
NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that have the capacity to support more than two million American homes and businesses. NRG Yield’s thermal infrastructure assets provide steam, hot and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the satisfaction of the conditions to the NRG Yield’s consent to the sale by NRG of its interests in the Company, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG Yield believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, NRG Yield’s ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful mergers and acquisitions activity, potential risks as a result of NRG’s sale of its ownership interest in NRG Yield, including the inability to meet certain deadlines, failure of the conditions to be met, unanticipated liabilities in connection with the sale or the reaction of customer, partners or lenders to the transaction, unanticipated outages at NRG Yield’s generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), NRG Yield’s ability to enter into new contracts as existing contracts expire, NRG Yield’s ability to acquire assets from NRG or third parties, NRG Yield’s ability to close drop down transactions, and NRG Yield’s ability to maintain and grow its quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings, or the filings of Yield Operating LLC or NRG Yield LLC, with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527